UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1448 NW Market Street, Suite 500
Seattle, Washington		98107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2026, the Board of Directors (the “Board”) of Atossa Therapeutics, Inc. (the “Company”) declared a dividend of one stapled contingent value right (a “Stapled CVR”) for each share of the Company’s common stock, par value $0.18 per share (the “Common Stock”), outstanding at the close of business on October 19, 2026 (the “Record Date”), and authorized the issuance of one Stapled CVR with respect to each share of Common Stock that becomes outstanding after the Record Date and prior to the earlier of the detachment of the Stapled CVRs from the Common Stock and their expiration. The Stapled CVRs are governed by a Stapled Contingent Value Rights Agreement, dated as of October 8, 2026 (the “CVR Agreement”), between the Company and VStock Transfer, LLC, as rights agent (the “Rights Agent”).

The Stapled CVRs represent the Company’s commitment to distribute to its stockholders a portion of the net proceeds of any sale of the first FDA priority review voucher that may be awarded to the Company in the future and, if the Company instead uses such a voucher itself or continues to hold it at the time of a change of control, a portion of the fair market value of such voucher. The Company has received rare pediatric disease designation from the U.S. Food and Drug Administration (the “FDA”) for (Z)-endoxifen for the treatment of Duchenne muscular dystrophy and for the treatment of McCune-Albright syndrome. If the FDA approves a qualifying marketing application for either program (or for any other product candidate) under the rare pediatric disease priority review voucher program or under another priority review voucher program, the Company may be awarded a priority review voucher, which may be used by the Company or sold or transferred to a third party. As of the date of this report, (Z)-endoxifen has not been approved by the FDA for any indication, the Company has not submitted a marketing application for (Z)-endoxifen in either indication, and no priority review voucher has been awarded to the Company. Receipt of a rare pediatric disease designation does not itself result in the award of a voucher. Any payment on the Stapled CVRs is contingent upon the award of a voucher to the Company and its subsequent sale or other monetization, and there can be no assurance that either will occur.

Payment terms. Each Stapled CVR entitles its holder to a pro rata share of any “CVR Payment,” which is an aggregate amount equal to 25% of the Net Proceeds (as defined in the CVR Agreement) of the sale or deemed monetization of the first priority review voucher (the “Qualifying Voucher”) awarded on or before December 31, 2036 (the “Outside Date”), which the Board may extend, in respect of the approval of a marketing application for (Z)-endoxifen for Duchenne muscular dystrophy or McCune-Albright syndrome, or any other product candidate being developed by the Company or its subsidiaries as of the date of the CVR Agreement (a “Company Program”). CVR Payments are capped at $50 million and will equal the lesser of 25% of the Net Proceeds and the unused portion of the cap. To the extent the Company uses the Qualifying Voucher for its own application, or a change of control of the Company occurs while it holds an unsold Qualifying Voucher, such event will be treated as a deemed monetization at a fair market value determined by an independent financial advisor.

Stapled feature. Unless and until detached as described below, the Stapled CVRs shall be attached to the shares of Common Stock and may be transferred only together with the shares. No separate certificate or CUSIP number will exist for the Stapled CVRs while they are attached, and the Company will not apply to list or otherwise facilitate any separate trading market for them during that period. Each share of Common Stock issued after the Record Date and before any detachment will carry a Stapled CVR.

Detachment. The Board may, at any time and in its sole discretion, elect to detach the Stapled CVRs from the Common Stock. In the event of a detachment, holders of record of Common Stock on a detachment record date fixed by the Board (which will be at least 10 business days after public announcement of the detachment) will receive one detached CVR for each share of Common Stock then held, and shares of Common Stock issued after that date will not carry CVRs.

Limitations on payment. The Company is not required to make any CVR Payment to the extent that, in the good faith determination of the Board, after giving effect to the payment the Company would be insolvent or unable to pay its debts as they become due or, in the case of a payment made while the Stapled CVRs remain attached to the Common Stock, the payment would not be permitted as a dividend or distribution under Section 170 of the Delaware General Corporation Law. Any payment so deferred does not bear interest and is payable once the Board determines that it may be made in compliance with those limitations; the Board must make that determination at least quarterly, and the obligation to make the payment terminates if it remains unpaid 24 months after its original payment date.

No development or monetization covenants. The CVR Agreement does not require the Company to conduct any clinical study, to submit or pursue any marketing application, to seek or obtain any regulatory approval or designation, or to sell or otherwise monetize any voucher it may receive. The Company retains sole and absolute discretion over its development, regulatory and commercial strategy and over whether to sell, use or retain any voucher and the timing, price and terms of any sale, may exercise that discretion in the best interests of the Company and its stockholders generally rather than in the best interests of the holders of Stapled CVRs as such, and owes no fiduciary duty to holders of Stapled CVRs in their capacity as such. Holders of Stapled CVRs have only the contractual right to receive payments if, when and to the extent the Qualifying Voucher is sold or otherwise monetized in accordance with the CVR Agreement.

Other terms. The Stapled CVRs do not confer any voting or dividend rights or any equity or ownership interest in the Company, and no interest accrues on amounts payable in respect of them. The Company may amend the CVR Agreement without the consent of holders for specified administrative purposes and for changes that do not materially and adversely affect holders; other amendments, including amendments adverse to holders, require the consent of holders. The Stapled CVRs will expire on the Outside Date if no Qualifying Voucher has been awarded by then. If the Qualifying Voucher is awarded on or before the Outside Date, the Stapled CVRs will remain outstanding until all CVR Payments in respect of it have been paid and no further payments are or may become payable, or until the $50 million cap has been paid in full. Payment obligations in respect of proceeds received later, including released escrow amounts, survive expiration.

The foregoing description of the CVR Agreement and the Stapled CVRs does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On October 9, 2026, the Company issued a press release announcing execution of the CVR Agreement and declaration of the Record Date. A copy of the related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable securities laws, including statements regarding the Company’s potential eligibility for and receipt of a priority review voucher, the potential sale of any such voucher and the proceeds thereof, the amount and timing of any payment in respect of the Stapled CVRs, and any future detachment of the Stapled CVRs. These statements are subject to risks and uncertainties that may cause actual results to differ materially, including that (Z)-endoxifen is not approved for any indication and the FDA may never approve a marketing application for (Z)-endoxifen or any other product candidate of the Company, that the Company has no obligation to pursue any approval or to sell any voucher, that the rare pediatric disease priority review voucher program is scheduled to sunset on September 30, 2029, that the market value of priority review vouchers is variable and past sale prices are not indicative of future prices, that the Company may never be awarded any vouchers, that the Company may elect to use rather than sell any voucher it receives, in which case the Company may be required to make a payment determined by reference to an independent valuation without having received any cash proceeds, that payments under the CVR Agreement are subject to the limitations described above, may be deferred for an extended period and may terminate entirely if not paid within 24 months after the original payment date, that the Stapled CVRs may never be detached and, if detached, may not satisfy the listing requirements applicable to contingent value rights so that no trading market for them may develop, that the number of Stapled CVRs outstanding may increase as the Company issues additional shares of Common Stock, thereby reducing the amount payable per Stapled CVR, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Stapled Contingent Value Rights Agreement, dated as of October 8, 2026, between Atossa Therapeutics, Inc and VStock Transfer, LLC, as Rights Agent

99.1	Press release, dated October 9, 2026

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	October 9, 2026	By:	/s/ Mark J. Daniel
Mark J. Daniel Chief Financial Officer (Principal Financial and Accounting Officer)